UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest event reported):        December 13, 2014

              Regal-Beloit Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

          200 State Street, Beloit, Wisconsin 53511-6254
(Address of principal executive offices, including Zip code)

  (608) 364-8800
(Registrant’s telephone number)

  Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2014, Regal Beloit Corporation (the “Company”) entered into an Asset and Stock Purchase Agreement (the “Purchase Agreement”) with Emerson Electric Co. (“Emerson”), pursuant to which the Company will acquire Emerson’s Power Transmission Solutions business for $1.4 billion in cash, subject to certain adjustments, in accordance with the Purchase Agreement.
The Purchase Agreement includes customary representations, warranties, covenants and indemnities by the respective parties, including, among others, covenants not to engage in certain kinds of transactions during the period between the execution of the Purchase Agreement and the consummation of the transactions contemplated thereby, a three year non-competition agreement in favor of the Company and mutual non-solicitation of employee covenants. Completion of the transactions contemplated by the Purchase Agreement (the “Closing”) is subject to customary closing conditions for transactions of this type, including, among others: (1) clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the German Act against Restraints of Competition; (2) subject to certain materiality exceptions, the accuracy of the representations and warranties made by the parties in the Purchase Agreement; (3) compliance by the parties with their respective obligations under the Purchase Agreement; and (4) the absence of any law or order prohibiting the Closing. The Purchase Agreement also contains customary termination rights for each of the Company and Emerson, including if any of the conditions to Closing have not been satisfied by the End Date (as such term is defined in the Purchase Agreement). The Purchase Agreement further provides for customary indemnification rights with respect to, among other things, breaches of representations, warranties or covenants by either party, and provides the Company with indemnification for certain known pre-closing environmental liabilities.
The Company intends to finance the acquisition by using cash available on its balance sheet and under its existing revolving credit facility, and a new $1.25 billion unsecured term loan. The Company and each of J.P. Morgan Securities LLC, JPMorgan Chase Bank, N.A., U.S. Bank National Association, Wells Fargo Securities, LLC, Wells Fargo Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A. have executed a committed financing letter for a new term loan the Company intends to enter into contemporaneous with the Closing. The Closing is not subject to any financing condition.
The Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The brief summary of the material provisions of the Purchase Agreement set forth above is qualified in its entirety by reference to the Purchase Agreement filed as an exhibit hereto.
The Purchase Agreement contains representations and warranties by the Company and Emerson as of specific dates. The representations and warranties reflect negotiations between the parties to the Purchase Agreement and are not intended as statements of fact to be relied upon by the Company’s shareholders; in certain cases, merely represent allocation decisions among the parties; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Purchase Agreement, which disclosures are not reflected in the Purchase Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders. As such, the representations and warranties are solely for the benefit of the parties to the Purchase Agreement and may be limited or modified by a variety of factors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01. Regulation FD Disclosure.

On December 15, 2014, the Company issued a news release announcing that it has entered into the Purchase Agreement. The Company held a conference call to discuss the acquisition at 9:00 AM, CST, on Monday, December 15, 2014. A copy of the Company’s news release and the conference call presentation are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively.

Item 9.01. Financial Statements and Exhibits.
(a) Not Applicable
(b) Not Applicable
(c) Not Applicable
(d) Exhibits. The following exhibit is being furnished herewith:
(2.1) Asset and Stock Purchase Agreement, dated as of December 13, 2014, by and between Regal Beloit Corporation and Emerson Electric Co.
(99.1) News Release of Regal Beloit Corporation, dated December 15, 2014.
(99.2) Regal Beloit Corporation Presentation of December 15, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
REGAL BELOIT CORPORATION

Date: December 15, 2014            By: /s/ Peter C. Underwood
Peter C. Underwood
Vice President, General Counsel and Secretary

REGAL BELOIT CORPORATION
FORM 8-K
EXHIBIT INDEX

Exhibit Number	Description
(2.1)	Asset and Stock Purchase Agreement, dated as of December 13, 2014, by and between Regal Beloit Corporation and Emerson Electric Co.
(99.1)	News Release of Regal Beloit Corporation, dated December 15, 2014.
(99.2)	Regal Beloit Corporation Presentation of December 15, 2014.